UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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1.

The following is a transcript of a voicemail message from Grant S. Moise, Chief Executive Officer of DallasNews Corporation (the “Company”), delivered to shareholders of the Company on August 28, 2025.

Hi DallasNews Shareholder,

This is Grant Moise calling, I’m the Chief Executive Officer of DallasNews and the President and Publisher of The Dallas Morning News.

I’m reaching out to you today because as you may know, DallasNews, the holding company of The Dallas Morning News and Medium Giant, previously announced that we have entered into a definitive agreement to be acquired by Hearst, one of the nation’s leading information, services and media companies.

This is an exciting merger that will enable shareholders like you to realize a significant, all-cash premium on your investment while securing the future of DallasNews.

It is important for you to note that Hearst’s all-cash offer of $15 per share reflects an impressive 242% premium based on the closing price of our common stock of $4.39 per share on July 9, 2025, the day before the transaction was announced.

The DallasNews Board of Directors has unanimously determined that this transaction is in the best interest of all shareholders, and we are asking for you to vote “FOR” this value unlocking opportunity.

You should have already received proxy materials that include all the necessary details on how to vote today by phone, internet, or mail.

It is a quick and easy process, and your vote is critical in approving this merger.

If you need help in voting or have not received the proxy materials, you can call our proxy solicitors D.F. King & Co., Inc. toll-free at 1 (866) 416-0577 or Okapi Partners toll-free at 1 (844) 343-2621.

Please remember, no matter how many shares you hold, it is important that you vote FOR the Hearst Merger today.

The deadline to vote is fast approaching and not voting is the same as voting against this value creating merger.

Vote today to realize a significant premium on your investment and help secure the future of DallasNews.

Thank you

2.	The following is a transcript of a voicemail message from Mr. Moise delivered to participants in the DallasNews Savings Plan on August 28, 2025.

Hi DallasNews Savings Plan Participant,

This is Grant Moise calling, I’m the Chief Executive Officer of DallasNews and the President and Publisher of The Dallas Morning News.

I’m reaching out to you today because through your participation in the in the DallasNews Savings Plan, you own shares in DallasNews (DALN) which are held by Fidelity Management Trust Company.

As you may know, DallasNews, the holding company of The Dallas Morning News and Medium Giant, previously announced that we have entered into a definitive agreement to be acquired by Hearst, one of the nation’s leading information, services and media companies.

This is an exciting merger that will enable shareholders like you to realize a significant, all-cash premium on your investment while also securing the future of DallasNews.

It is important to note that Hearst’s offer of $15 per share reflects an impressive 242% premium based on the closing price of our common stock of $4.39 per share on July 9, 2025, the day before the transaction was announced.

The DallasNews Board of Directors has unanimously determined that this transaction is in the best interest of all shareholders, and we are asking for you to vote “FOR” this value unlocking opportunity.

You should have already received a Notice to Plan Participants from Fidelity Management Trust Company containing information on how to provide your voting instructions to the plan trustee via the internet or telephone.

The fastest way to vote is to visit www.proxypush.com/DALN and enter your unique 12-digit control number that was included with your proxy materials

If you can’t find your proxy materials or need help in voting, please call our proxy solicitors D.F. King & Co., Inc. toll-free at 1 (866) 416-0577 or Okapi Partners toll-free at 1 (844) 343-2621.

Please remember, no matter how many shares you hold, it is important that you vote FOR the Hearst Merger today. The deadline to vote is fast approaching.

Vote today to realize a significant premium on your investment and help secure the future of DallasNews.

Thank you for your service to DallasNews and for your support.